Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2023, relating to the financial statements of Producciones de Parques, S.L., appearing in the Registration Statement No. 333-269778 on Form S-4 of Falcon’s Beyond Global, Inc.

/s/ Deloitte, S.L.

Madrid, Spain

December 11, 2023